Exhibit 99.1

ELITE PHARMACEUTICALS RECEIVES APPROVAL FROM INDEPENDENT REVIEW BOARD TO INITIATE PHASE II CLINICAL TRIAL FOR ABUSE RESISTANT DRUG PRODUCT

NORTHVALE, N.J.--(BUSINESS WIRE)--Sept. 6, 2006--Elite Pharmaceuticals Inc. ("Elite" or the "Company") (Amex: ELI), has received approval from an Independent Review Board (IRB) to initiate a Phase II clinical trial of its abuse resistant drug product, ELI-216. An IRB approval is necessary before a clinical trial can commence.

This product uses the Company's patent-pending abuse resistant technology, based on a pharmacological intervention approach. The product utilizes an agonist-antagonist combination approach to deter opioid abuse. ELI-216 is a combination of a narcotic agonist, oxycodone hydrochloride, in a sustained release formulation intended for use in patients with moderate to severe chronic pain, and an antagonist, naltrexone hydrochloride, formulated to deter abuse of the drug. Both of these compounds, oxycodone hydrochloride and naltrexone hydrochloride, have been on the market for a number of years and are widely accepted by the medical community.

The study is designed to evaluate the euphoria blocking effects of ELI-216 and to determine the appropriate levels of naltrexone hydrochloride required to reduce or eliminate the euphoria experienced by abusers of oxycodone hydrochloride.

The Company's Phase I trial showed that there were no quantifiable levels of naltrexone hydrochloride in the bloodstream when ELI-216 was administered intact to healthy subjects, but was released into the bloodstream as intended when ELI-216 was crushed.

"The IRB approval is an important milestone in the development of Elite's abuse resistant drug product program," said Bernard Berk, chairman and chief executive officer of Elite Pharmaceuticals. "This achievement is another step forward for Elite in establishing itself as a leader and innovator in pain management. Our goal is to address this large unmet medical need by providing better, safer, more abuse-resistant pain products that positively affect people who are suffering from chronic pain."

A consulting group, commissioned by the Company to do market research, prepared a report that described the market size for ELI-216 as potentially in excess of $800 million.

About Elite Pharmaceuticals

Elite Pharmaceuticals is a specialty pharmaceutical company principally engaged in the development and manufacturing of oral controlled-release products. The Company's strategy includes developing generic versions of controlled release drug products with high barriers to entry and assisting partner companies in the life cycle management of products to improve off-patent drug products. Elite's technology is applicable to develop delayed, sustained or targeted release capsules or tablets. Elite has one product currently being sold commercially and a pipeline of eight drug products under development in the therapeutic areas that include pain management, allergy, cardiovascular and infection. The addressable market for Elite's current pipeline of products exceeds $6 billion. Elite also has a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ.

This news release contains forward-looking statements, including those related to the preliminary nature of the clinical program results and the potential for further product development, that involve known and unknown risks, delays, uncertainties and other factors not under the control of the Company, which may cause actual results, performance or achievements of the companies to be materially different from the results, performance or other expectations implied by these forward-looking statements. In particular, because substantial future testing will be required prior to approval, the results described above may not be supported by additional data or by the results of subsequent trials. These risks and other factors, including the timing or results of pending and future clinical trials, regulatory reviews and approvals by the Food and Drug Administration and other regulatory authorities, and intellectual property protections and

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defenses, are discussed in Elite's filings with the Securities and Exchange
Commission such as the 10K, 10Q and 8K reports. The Company undertakes no obligation to update any forward-looking statements.

FOR FURTHER INFORMATION, CONTACT:

Investor Relations
The Investor Relations Group
Dian Griesel/ Antima "Taz" Sadhukhan
Phone: 212-825-3210

For Elite Pharmaceuticals, Inc.
Dianne Will, Investor Relations
Phone: 518-398-6222
E-Mail: dwill@willstar.net
Website: www.elitepharma.com